Exhibit 7

DEUTSCHE BANK TRUST COMPANY AMERICAS FFIEC 031
Legal Title of Bank Page 16 of 79 NEW YORK RC-1 City NY 10005 State Zip Code
FDIC Certificate Number 00623
Consolidated Report of Condition for Insured Banks and Savings Associations for March 31, 2014
All schedules are to be reported in thousands of dollars. Unless otherwise indicated. report the amount outstanding as of the last business day of the quarter.
Schedule RC—Balance Sheet
Dollar Amounts in Thousands
RCFD Tril | Bil | Mil | Thou Assets
1. Cash and balances due from depository institutions (from Schedule RC-A):
a. Noninterest-bearing balances and currency and coin (l) 0081 185.000
1.a b. lnterest-bearing balances (2) 0071 25.222.000 l.b 2. Securities: a. Held-to-maturity securities (from Schedule RC-B, column A) 1754 0 2 .a b. Available-for-sale securities (from Schedule RC-B, column D) 1773 12.000 2.b 3. Federal funds sold and securities purchased under agreements to resell: RCON a. Federal funds sold in domestic offices B987 124.000 RCFD b. Securities purchased under agreements to resell (3) B989 12,202.000 3.b 4. Loans and lease financing receivables (from Schedule RC-C): a. Loans and leases held for sale 5369 0 4.a b. Loans and leases, net of unearned income B528 21.038 000 4.b c. LESS: Allowance for loan and lease losses 3123 44.000 4.c d. Loans and bases, net of unearned income and allowance (item 4.b minus 4.c) B529 20.994.000 4.d 5. Trading assets (from Schedule RC-D) 3545 224.000 5 6. Premises and fixed assets (including capitalized leases) 2345 23.000 6 7. Other real estate owned (from Schedule RC-M) 2150 8.000 7 8. Investments in unconsolidated subsidiaries and associated com Dames 2130 0 8 9. Direct and indirect investments in real estate ventures 3656 0 9 10. Intangible assets: a. Goodwill 3163 0 l0.a b. Other intangible assets (from Schedule RC-M) 0426 49.000 10.b 11. Other assets (from Schedule RC-F) 2160 1.421.000 11 12. Total assets (sum of items 1 through 11) 2170 60.464.000 12 (1) Includes cash items in process of collection and unposted debits. (2) Includes time certificates of deposit not held for trading. (3) Includes all securities resale agreements in domestic and foreign offices, regardless of maturity.

DEUTSCHE BANK TRUST COMPANY AMERICAS FFIEC 031 Legal Title of Bank Page 16a of 79 FDIC Certificate Number: 00623 RC-1a Schedule RC—Continued Dollar Amounts in Thousands RCON Tril | Bil | Mil | Thou Liabilities 13. Deposits: a. In domestic offices (sum of totals of columns A and C from Schedule RC-E part I) 2200 41,091.000 13.a (1) Noninterest-bearing (4) 6631 31,238.000 13.a.1 (2) Interest-bearing 6636 9,853.000 13.a.2 b. In foreign offices, Edge and Agreement subsdiaries, and IBFs RCFN (from Schedule RC-E, part II) 2200 6,655.000 13.b (1) Noninterest-bearing 6631 291.000 13.b.1 (2) Interest-bearing 6636 6,364.000 13.b.2 14. Federal funds purchased and securities sold under agreements to repurchase: a. Federal funds purchased in domestic offices (5) RCON B993 2.344.000 14.a RCFD b. Securities sold under agreements to repurchase (6) B995 0 14.b 15. Trading liabilities (from Schedule RC-D) 3548 19,000 15 16. Other borrowed money (includes mortgage indebtedness and obligations under Capitalized leases) (from Schedule RC-M) 3190 70.000 16 17. and 18. Not applicable (4) Includes noninterest-bearing demand, time, and savings deposits. (5) Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, “Other borrowed money.” (6) Includes all securities repurchase agreements in domestic and foreign offices, regardless of maturity.

DEUTSCHE BANK TRUST COMPANY AMERICAS FFIEC 031 Legal Title of Bank Page 17 of 79 FDIC Certificate Number: 00623 RC-2 Dollar Amounts in Thousands RCFD Tril | Bil | Mil | Thou Liabilities—Continued 19. Subordinated notes and debentures (1) 3200 0 19 20. Other liabilities (from Schedule RC-G) 2930 1,032,000 20 21. Total liabilities (sum of items 13 through 20) 2948 51,211,000 21 22. Not applicable Equity Capital Bank Equity Capital 23. Perpetual preferred stock and related surplus 3838 0 23 24. Common stock 3230 2,127.000 24 25. Surplus (excludes all surplus related to preferred stock) 3839 594,000 25 26. a. Retained earnings 3632 6,456,000 26.a b. Accumulated other comprehensive income (2) B530 -36,000 26.b c. Other equity capital components (3) A130 0 26.c 27. a. Total bank equity capital (sum of items 23 through 26.c) 321C 9,141,000 27.a b. Noncontrolling (minority) interests in consolidated subsidiaries 3000 112,000 27.h 28. Total equity capital (sum of items 27.a and 27.b) G105 9.253.000 28 29. Total liabilities and equity capital (sum of items 21 and 28) 3300 60,464.000 29 Memoranda To be reported with the March Report of Condition. 1. Indicate in the box at the right the number of the statement below that best describes the RCFD Number most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2013 6724 2 M.1 1= Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which Submits a report on the bank 2= Independent audit of the bank’s parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately) 3= Attestation on bank management’s assertion on the effectiveness of the bank’s internal control financial reporting by a certified public accounting firm. 4= Directors’ examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority) 5= Directors’ examination of the bank performed by other external auditors (may be required by state chartering authority) 6= Review of the banks financial statements by external auditors 7= Compilation of the bank’s financial statements by external auditors 8= Other audit procedures (excluding tax preparation work) 9= No external audit work To be reported with the March Report of Condition. R.CON MM / DD 2. Bank’s fiscal year-end date B67B 12/31 M.2
(1) Includes limited-life preferred stock and related surplus.
(2) Includes, but is not limited to, net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and accumulated defined benefit pension and other post retirement plan adjustments.
(3) Includes treasury stock and unearned Employee Stock Ownership Plan shares.